Exhibit 4-243

SEVENTH SUPPLEMENTAL INDENTURE
FROM
MICHIGAN CONSOLIDATED GAS COMPANY
TO
CITIBANK, N.A.
TRUSTEE

Dated as of June 1, 2008
SUPPLEMENT TO INDENTURE
Dated as of June 1, 1998
Providing for
6.78% Senior Notes, 2008 Series F due 2028

     This SEVENTH SUPPLEMENTAL INDENTURE is made as of the 1st day of JUNE, 2008, by and between MICHIGAN CONSOLIDATED GAS COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the “Company”), and CITIBANK, N.A., a national banking association incorporated and existing under and by virtue of the laws of the United States of America, as trustee (the “Trustee”).
RECITALS OF THE COMPANY:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 1998 (the “Original Indenture”), as amended, supplemented and modified (as so amended, supplemented and modified, the “Indenture”), providing for the issuance by the Company from time to time of its senior debt securities (the “Securities”); and
     WHEREAS, the Company desires to provide for the issuance of a series of its Securities pursuant to the Indenture; and
     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 10.1 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by Section 2.1 and Section 3.1 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of a series of its Securities under the Original Indenture, which shall be known as the “6.78% Senior Notes, 2008 Series F due 2028” (the “Senior Notes”); and
     WHEREAS, all things necessary to make such Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;
     NOW, THEREFORE, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:
Article I
RELATION TO INDENTURE; DEFINITIONS
     Section 1.01.
     This Supplemental Indenture constitutes an integral part of the Indenture.
     Section 1.02.

     For all purposes of this Supplemental Indenture:
     (a) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture;
     (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and
     (c) The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder,” and “herewith” refer to this Supplemental Indenture.
     (d) The following terms shall have the meaning set forth below:
          “Institutional Investor” has the meaning set forth in the Purchase Agreement.
          “Original Issue Date” means June 26, 2008.
          “Purchase Agreement” means the Note Purchase Agreement dated as of April 11, 2008, among the Company and the several initial purchasers named therein.
          “Restricted Securities Legend” means the legend set forth in Section 2.03(b) herein.
          “Securities Act” means the Securities Act of 1933, as amended.
Article II
THE SECURITIES
     Section 2.01. Title of the Securities; Stated Maturity.
     This Supplemental Indenture hereby establishes a series of Securities, known as and entitled “6.78% Senior Notes, 2008 Series F due 2028”. The aggregate principal amount of the Senior Notes shall be limited initially to Seventy-five Million Dollars ($75,000,000), (except for Senior Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Senior Notes).
     The Senior Notes issued on the Original Issue Date will be sold by the Company pursuant to the Purchase Agreement.
     The Senior Notes are not subject to repayment at the option of Holders thereof and are not subject to any sinking fund. As provided in the form of Senior Notes attached hereto as Appendix I, the Senior Notes are subject to optional redemption, as a whole or in part, by the Company prior to the Stated Maturity of the principal thereof on the terms set forth therein. Except as modified in the form of the Senior Notes, redemptions shall be effected in accordance with Article Twelve of the Original Indenture.

     The Senior Notes shall have such other terms and provisions as are set forth in the form of the Senior Notes attached hereto as Appendix I (which is incorporated by reference in and made a part of this Supplemental Indenture as if set forth in full at this place).
     Section 2.02. Amount and Denominations
     The Senior Notes shall be issuable only in fully registered form and, as permitted by Section 3.1 and Section 3.2 of the Original Indenture, in denominations of $1,000 and integral multiples thereof.
     Section 2.03. Transfer and Exchange.
     (a) Transfer and Exchange of Definitive Securities. When Securities evidencing the Senior Notes are presented to the Security Registrar with a request:
          (i) to register the transfer of such Securities; or
          (ii) to exchange such Securities for Securities of the same series of any authorized denominations of the same aggregate principal amount and Stated Maturity, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange:
       (A) shall be duly endorsed or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
       (B) are accompanied by the following additional information and documents, as applicable:
          (x) if such Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Transfer Restricted Security); or
          (y) if such Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Transfer Restricted Security); or
          (z) if such Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Transfer Restricted Security) and (ii) if the Company so

requests, other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.03(b).
     In case of redemption, the Company shall not be required (i) to issue, register the transfer of or exchange Senior Notes of any series during a period beginning at the opening of business 15 days before any selection of Senior Notes of that series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Notes being redeemed in part.
     (b) Legends for Securities. Each Security certificate evidencing the Senior Notes (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
     THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Article III
DELIVERY AND TRANSFER OF 2008 SERIES F COLLATERAL BONDS
     The Company hereby delivers and transfers to the Trustee in connection with the issuance of the Senior Notes, Seventy-five Million Dollars ($75,000,000) aggregate principal amount of a related issue of Collateral Bonds of the Company designated “2008 Series F Collateral Bonds” (the “Series F Bonds” and, together with all other First Mortgage Bonds issued under the First Mortgage Indenture as security for Securities issued under the Indenture, “Collateral Bonds”), which has been fully registered in the name of the Trustee in such capacity, to be held in trust for the benefit of the Holders from time to time of the Senior Notes as security for any and all obligations of the Company in respect of the Senior Notes under the Indenture, this Supplemental Indenture and the Senior Notes, including but not limited to (1) the full and prompt payment of the interest on, principal of, and Make-Whole Amount, if any, on the Senior Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture and this Supplemental Indenture and the Senior Notes, either at the Stated Maturity, upon acceleration of the maturity or upon redemption of the Senior Notes, and (2) the full and prompt payment of any interest on the Senior Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture and this Supplemental Indenture and the

Senior Notes. The Trustee shall enforce all of its rights under the First Mortgage Indenture as a holder of the Series F Bonds transferred to it as provided in this Article III for the benefit of the Holders of the Senior Notes and the proceeds of the enforcement of such rights shall be applied by the Trustee to satisfy the Company’s obligations under the Indenture, this Supplemental Indenture and the Senior Notes. The Series F Bonds are the “Related Issue of Collateral Bonds” with respect to the Senior Notes within the meaning of the Indenture.
     The Company shall make payments of the principal of, and Make-Whole Amount or interest on, the Series F Bonds to the Trustee, which payments shall be applied by the Trustee in satisfaction of all obligations then due on the Senior Notes.
     The Series F Bonds shall not be sold or transferred by the Trustee until the earlier of the Release Date or the prior retirement of the Senior Notes through redemption, repurchase or otherwise. The “Release Date” shall be the date that all First Mortgage Bonds of the Company issued and outstanding under the First Mortgage Indenture, other than the Collateral Bonds, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no Default or Event of Default has occurred and, at such time, is continuing under the Indenture.
Article IV
COVENANTS
     Section 4.01. Limitation on Liens
     The covenant set forth in Section 11.10 of the Original Indenture shall apply to the Senior Notes only from and after the Release Date (unless Substituted Collateral Bonds are issued to secure the Senior Notes from and after the Release Date in which case such covenant shall not apply); provided, that, in any case, the Company may issue, assume or guarantee Indebtedness secured by a Lien not otherwise permitted under Section 11.10 so long as it effectively secures the Senior Notes equally and ratably with such Indebtedness.
     Section 4.02. Limitation on Sale and Leaseback Transactions
     The covenant set forth in Section 11.11 of the Original Indenture shall apply to the Senior Notes only from and after the Release Date (unless Substituted Collateral Bonds are issued to secure the Senior Notes from and after the Release Date in which case such covenant shall not apply).
     Section 4.03. Substituted Collateral Bonds
     The Company covenants and agrees that:
     (a) It shall notify the Trustee not less than 90 days prior to the anticipated Release Date that on the Release Date the Company will cause Substituted Collateral Bonds and an associated supplemental indenture to be delivered to the Trustee in accordance with Section 4.9 of the Original Indenture as security for the Securities issued under the Indenture.
     (b) On or prior to the Release Date,
     (i) the Company shall have delivered to the Trustee as security for the Securities then Outstanding under the Indenture, including the Senior Notes, Substituted Collateral Bonds complying with the provisions of Section 4.9 of the Original Indenture, such Substituted Collateral Bonds being issued
     (A) in an aggregate principal amount at least equal to the aggregate principal amount of Securities then Outstanding under the Indenture, and
     (B) in series corresponding to the Series of Securities then Outstanding under the Indenture, and each such series of Substituted Collateral Bonds shall be issued (1) in an aggregate principal amount equal to the aggregate principal amount of the corresponding series of Securities then Outstanding, (2) bearing interest at a rate equal to the interest rate borne by the corresponding series of Securities, (3) having interest payment dates that are the same as the Interest Payment Dates of the corresponding series of Securities, (4) with a stated maturity that is the same as the Stated Maturity of the corresponding series of Securities, (5) containing the same redemption or other make-whole payment provisions as the corresponding series of Securities and provisions providing for the mandatory redemption thereof upon an acceleration of the maturity of any Outstanding Securities of the corresponding series following an Event of Default, and (6) meeting the other requirements of Section 4.9 of the Original Indenture; it being expressly understood that each such series of Substituted Collateral Bonds shall be held by the Trustee for the benefit of the Holders of the corresponding series of Securities from time to time Outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Substituted Collateral Bonds;
     (ii) such Substituted Collateral Bonds shall have been issued under and shall be secured by a Substituted Mortgage Indenture
     (A) on which the Company shall be the obligor, and
     (B) which shall be qualified, or shall meet the requirements for qualification, under the Trust Indenture Act;
     (iii) the Company shall have delivered to the Trustee:
     (A) an indenture supplemental hereto providing for the delivery to the Trustee of Substituted Collateral Bonds in accordance with Section 4.9 of the Original Indenture and Section 4.03(b)(i) above, together with such Substituted Collateral Bonds;

     (B) an Officer’s Certificate (1) stating that, to the knowledge of the signer, (A) no Event of Default has occurred and is continuing and (B) no event has occurred and is continuing which entitles the secured party under the Substituted Mortgage Indenture to accelerate the maturity of the indebtedness outstanding thereunder and (2) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by the lien of the Substituted Mortgage Indenture; and
     (C) an Opinion of Counsel to the effect that such Substituted Collateral Bonds have been duly issued under such Substituted Mortgage Indenture and constitute valid obligations, entitled to the benefit of the lien of the Substituted Mortgage Indenture equally and ratably with all other indebtedness then outstanding secured by such lien; and
     (iv) the Company shall have been advised in writing, within not more than 30 days prior to such substitution of the Substituted Collateral Bonds for the Collateral Bonds, by at least two credit rating agencies qualifying as “nationally recognized statistical rating organizations” (as defined by the Securities Exchange Act of 1934, as amended) then maintaining a securities rating on the Senior Notes that the substitution of such Substituted Collateral Bonds for the Collateral Bonds will not result in a reduction of the securities rating assigned to the Senior Notes by that credit rating agency immediately prior to the substitution or the suspension or withdrawal of its rating and the Company shall have provided the Trustee with written evidence of such advice; provided that, in the event such Senior Notes are not rated by at least two such credit rating agencies as described above immediately prior to any proposed substitution, the Company shall cause the Senior Notes to be so rated prior to such substitution (and without giving effect to any substitution) by at least two such credit rating agencies described above.
     (c) in the event that the Company cannot obtain assurance of at least two credit rating agencies as described in Section 4.03(b)(iv) above, the Company will take such actions as are necessary to cause the Release Date not to occur.
     (d) Notwithstanding any other provision of the Indenture, including Section 4.9(d) of the Original Indenture, the requirements of this Section 4.03 shall constitute covenants, agreements and obligations of the Company under the Indenture.
     Section 4.04. Additional Event of Default.
     Failure by the Company to deliver Substituted Mortgage Bonds in accordance with the provisions of Section 4.03 of this Supplemental Indenture and Section 4.9 of the Original Indenture on or prior to the Release Date shall be an “Event of Default” with respect to the Senior Notes as contemplated by Section 6.1(9) of the Original Indenture.
Article V
MISCELLANEOUS
     Section 5.01. Limitation of Trustee Liabilty

     The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.
     Section 5.02. Applicable Law
     This Supplemental Indenture and the Senior Notes shall be construed in connection with and as a part of the Indenture and shall be governed by the laws (other than the choice of law provisions) of the State of New York.
     Section 5.03. Survivability of Certain Provisions
     (a) If any provision of this Supplemental Indenture conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Indenture), by any of the provisions of Section 310 to 317, inclusive, of said act, such required provision shall control.
     (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the Senior Notes issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.
     Section 5.04. Successors and Assigns
     Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements contained in this Supplemental Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
     Section 5.05. Counterpart Signatures and Descriptive Headings
     (a) This Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     (b) The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this Supplemental Indenture to be executed by its duly authorized Officer and its corporate seal to be hereunto affixed, and CITIBANK, N.A., as Trustee as aforesaid, has caused this Supplemental Indenture to be executed by one of its authorized signatories, as of June 1, 2008.

MICHIGAN CONSOLIDATED GAS COMPANY
[Corporate Seal]	By:	/s/ Edward J. Solomon
Edward J. Solomon
Assistant Treasurer

CITIBANK, N.A., as Trustee
	By:	/s/ Wafaa Orfy
Wafaa Orfy
Vice President

PPN:	APPENDIX I

No.R-___	$
     THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
MICHIGAN CONSOLIDATED GAS COMPANY
6.78% Senior Notes
2008 Series F due 2028
Principal Amount: $
Authorized Denomination: $1,000
Regular Record Date: close of business on the 15th calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date
Original Issue Date: June 26, 2008
Stated Maturity: June 15, 2028
Interest Payment Dates: June 15 and December 15 of each year, commencing December 15, 2008
Interest Rate: 6.78% per annum
     MICHIGAN CONSOLIDATED GAS COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the “Company”, which term includes any successor corporation under the Senior Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, at the office or agency of the Company in the City of New York, New York, the principal sum of                                          MILLION DOLLARS ($     ) on June 15, 2028 (the “Stated Maturity”), in the coin or currency of the United States, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on December 15, 2008 and on the Stated Maturity at the rate per annum shown above (the

“Interest Rate”) until the principal hereof is paid or made available for payment and on any overdue principal and Make-Whole Amount and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Senior Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Senior Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Senior Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Senior Indenture.
     Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal and Make-Whole Amount, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Senior Note. In the event that any Interest Payment Date, Redemption Date or Maturity Date is not a Business Day, then the required payment of principal, Make-Whole Amount, if any, and interest will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). “Business Day” means any day other than a day on which banking institutions in the State of New York or the State of Michigan are authorized or obligated pursuant to law or executive order to close.
     Payment of principal of, Make-Whole Amount, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, Make-Whole Amount, if any, and interest due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Senior Trustee at least fourteen (14) days prior to the date for payment by the Person entitled thereto. Notwithstanding the foregoing, so long as any Senior Note is held by an Institutional Investor, payment of principal, Make-Whole Amount, if any, and interest on the Senior Notes held by such Holder shall be made in the manner specified in the Purchase Agreement.

     UNTIL THE RELEASE DATE (AS DEFINED ON THE REVERSE HEREOF), THIS SENIOR NOTE SHALL BE SECURED BY FIRST MORTGAGE BONDS (THE “FIRST MORTGAGE BONDS”) ISSUED AND DELIVERED BY THE COMPANY TO THE SENIOR TRUSTEE (AS DEFINED ON THE REVERSE HEREOF) UNDER THE COMPANY’S TWENTY-NINTH SUPPLEMENTAL INDENTURE DATED AS OF JULY 15, 1989, PROVIDING FOR THE RESTATEMENT OF THE INDENTURE OF MORTGAGE AND DEED OF TRUST DATED AS OF MARCH 1, 1944 BETWEEN THE COMPANY AND CITIBANK, N.A. (THE “MORTGAGE TRUSTEE”) WHICH BECAME EFFECTIVE APRIL 1, 1994, AS PREVIOUSLY SUPPLEMENTED INCLUDING AS SUPPLEMENTED BY THE FORTIETH SUPPLEMENTAL INDENTURE (AS SO SUPPLEMENTED, THE “MORTGAGE INDENTURE”). ON THE RELEASE DATE, THE SENIOR NOTES SHALL CEASE TO BE SECURED BY SUCH FIRST MORTGAGE BONDS AND INSTEAD SHALL BE SECURED BY SUBSTITUTED COLLATERAL BONDS PURSUANT TO SECTION 4.03 OF THE SEVENTH SUPPLEMENTAL INDENTURE DATED AS OF JUNE 1, 2008 TO THE INDENTURE DESCRIBED ON THE REVERSE HEREOF.
     Reference is made to the further provisions of this Senior Note set forth herein. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Senior Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Senior Trustee under the Senior Indenture referred to on the reverse hereof.
     IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this instrument to be duly executed under its corporate seal.
Dated: JUNE 26, 2008

MICHIGAN CONSOLIDATED GAS COMPANY
By:
N.A. Khouri
Vice President and Treasurer

Attest:

By:
Sandra Kay Ennis Corporate Secretary

CERTIFICATION OF AUTHENTICATION
Dated: June 26, 2008
     This is one of the Securities of the series designated therein referred to in the within-mentioned Senior Indenture.

CITIBANK, N.A., as Trustee
By:
Authorized Officer

[REVERSE]
MICHIGAN CONSOLIDATED GAS COMPANY
6.78% Senior Notes
2008 Series F due 2028
          1. Senior Indenture. (a) This Senior Note is one of the duly authorized issue of Securities of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of June 1, 1998, as supplemented by the First Supplemental Indenture, dated as of June 18, 1998, the Second Supplemental Indenture, dated as of June 9, 1999, the Third Supplemental Indenture, dated as of August 15, 2001, the Fourth Supplemental Indenture dated as of February 15, 2003, the Fifth Supplemental Indenture dated as of October 1, 2004, the Sixth Supplemental Indenture dated as of April 1, 2008 and the Seventh Supplemental Indenture dated as of June 1, 2008 between the Company and the Trustee (as so supplemented, the “Senior Indenture”), duly executed and delivered by the Company to Citibank, N.A., as Trustee (herein called the “Senior Trustee,” which term includes any successor trustee under the Senior Indenture), to which Senior Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Senior Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any) and may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Senior Indenture. This Security is one of the series designated as the “6.78% Senior Notes, 2008 Series F due 2028” (the “Senior Notes”) of the Company.
                    (b) The Senior Indenture contains provisions for defeasance at any time of the entire indebtedness of the Senior Notes or certain covenants with respect thereto upon compliance by the Company with certain conditions set forth therein.
          2. Defined Terms. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Senior Indenture.
          3. Transfer. No service charge will be made for any transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     The Company shall not be required (a) to issue, transfer or exchange any Senior Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice pursuant to Section 12.4 of the Indenture identifying the serial numbers of the Senior Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Senior Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Senior Note redeemed in part.

               4. Redemption at the Company’s Option. The Senior Notes shall be subject to redemption at the option of the Company, in whole at any time or in part from time to time (any such date of optional redemption, a “Redemption Date” for purposes of the Indenture), at an optional redemption price (which shall be a “Redemption Price” for purposes of the Indenture) equal to 100% of the principal amount of the Senior Notes to be redeemed on the Redemption Date together with the Make-Whole Amount (as defined below), if any, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.
     Notwithstanding the foregoing, installments of interest on the Series of Notes, that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date.
     “Make-Whole Amount” means, with respect to any Senior Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Senior Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
     “Called Principal” means, with respect to a Senior Note, the principal of the Senior Note that is to be redeemed on an optional Redemption Date or has become or is declared to be immediately due and payable pursuant to Section 6.2 of the Indenture, as the context requires.
     “Discounted Value” means, with respect to the Called Principal of a Senior Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Senior Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.
     “Reinvestment Yield” means, with respect to the Called Principal of a Senior Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “PX-1” on the Bloomberg Financial Market Screen (or such other display on the Bloomberg Financial Market Service having the same information as “PX-1”, if “PX-1” is replaced by the Bloomberg Financial Market Screen) for the most recently issued, actively traded on-the-run, benchmark U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called

Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the most recently issued, actively traded on-the-run, benchmark U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the most recently issued, actively traded on-the-run, benchmark U.S. Treasury security with the maturity closest to and less than the Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Senior Note.
     “Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the Stated Maturity of such Remaining Scheduled Payment.
     “Remaining Scheduled Payments” means, with respect to the Called Principal of a Senior Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its Stated Maturity, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Senior Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.
     “Settlement Date” means, with respect to the Called Principal of a Senior Note, the optional Redemption Date on which such Called Principal is to be redeemed or has become or is declared to be immediately due and payable pursuant to Section 6.2 of the Indenture as the context requires.
     Unless the Company defaults in payment of the applicable Redemption Price, on and after the applicable Redemption Date interest will cease to accrue on the principal amount of the Senior Notes called for redemption.
     If money sufficient to pay the applicable Redemption Price with respect to the principal amount of and accrued interest on the principal amount of the Senior Notes to be redeemed on the applicable Redemption Date is deposited with the Senior Trustee or Paying Agent on or before the related Redemption Date and certain other conditions are satisfied, then on or after such date, interest will cease to accrue on the principal amount of the Senior Notes called for redemption.

     If the Company elects to redeem all or a portion of the Senior Notes, the redemption will be conditional upon receipt by the Paying Agent or the Senior Trustee of monies sufficient to pay the Redemption Price. If the Senior Notes are only partially redeemed by the Company, the Senior Trustee shall select which Senior Notes are to be redeemed pro rata among all of the Senior Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof and otherwise in accordance with the terms of the Indenture.
     In the event of redemption of the Senior Notes in part only, a new Senior Note or Senior Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.
     The Senior Notes will not have a sinking fund.
     Notice of redemption shall be given as provided in Section 12.4 of the Indenture. Each such notice shall specify such optional Redemption Date, the aggregate principal amount of the Senior Notes to be prepaid on such date, the principal amount of each Senior Note held by such Holder to be redeemed, and the interest to be paid on the Redemption Date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a senior financial officer of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. The Make-Whole Amount shall be determined by the Company two Business Days prior to the applicable Redemption Date and the Company shall deliver to holder of the Senior Notes and to the Trustee a certificate of a senior financial officer specifying the calculation of such Make-Whole Amount as of the Redemption Date.
  Any redemption of less than all of the Senior Notes shall, with respect to the principal thereof, be divisible by $1,000.
     5. Security; Release Date. Prior to the Release Date (as hereinafter defined), the Senior Notes shall be secured by First Mortgage Bonds designated as 2008 Series F Collateral Bonds (the “Collateral Bonds”), delivered by the Company to the Senior Trustee for the benefit of the Holders of the Senior Notes. Prior to the Release Date, the Company shall make payments of the principal of, and Make-Whole Amount, if any, and or interest on, the Collateral Bonds to the Senior Trustee, which payments shall be applied by the Senior Trustee to satisfaction of all obligations then due on the Senior Notes. Reference is made to the Mortgage Indenture and the Senior Indenture for a description of the rights of the Senior Trustee as holder of the Collateral Bonds, the property mortgaged and pledged under the Mortgage Indenture and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Collateral Bonds are secured and the circumstances under which additional First Mortgage Bonds or Substituted Collateral Bonds may be issued.

     FROM AND AFTER SUCH TIME AS ALL FIRST MORTGAGE BONDS (OTHER THAN COLLATERAL BONDS) ISSUED UNDER THE MORTGAGE INDENTURE HAVE BEEN RETIRED THROUGH PAYMENT, REDEMPTION OR OTHERWISE AT, BEFORE OR AFTER THE MATURITY THEREOF (THE “RELEASE DATE”), THE COLLATERAL BONDS SHALL CEASE TO SECURE THE SENIOR NOTES IN ANY MANNER PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND AT SUCH TIME IS CONTINUING UNDER THE SENIOR INDENTURE. IN CERTAIN CIRCUMSTANCES PRIOR TO THE RELEASE DATE AS PROVIDED IN THE SENIOR INDENTURE, THE COMPANY IS PERMITTED TO REDUCE THE AGGREGATE PRINCIPAL AMOUNT OF A SERIES OF COLLATERAL BONDS HELD BY THE SENIOR TRUSTEE, BUT IN NO EVENT PRIOR TO THE RELEASE DATE TO AN AMOUNT LESS THAN THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF THE SERIES OF SENIOR NOTES INITIALLY ISSUED CONTEMPORANEOUSLY WITH SUCH COLLATERAL BONDS. ON THE RELEASE DATE, THE SENIOR NOTES SHALL CEASE TO BE SECURED BY SUCH FIRST MORTGAGE BONDS AND INSTEAD SHALL BE SECURED BY SUBSTITUTED COLLATERAL BONDS PURSUANT TO SECTION 4.03 OF THE SEVENTH SUPPLEMENTAL INDENTURE DATED AS OF JUNE 1, 2008 TO THE INDENTURE DESCRIBED ABOVE.
     6. Effect of Event of Default. In case an Event of Default with respect to the Senior Notes shall occur and be continuing, the unpaid principal of the Senior Notes may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture. Upon any such declaration, the Company shall also pay to the Holders of the Senior Notes the Make-Whole Amount on the Senior Notes, if any, determined as of the date the Senior Notes shall have been declared due and payable
     7. Amendments and Waivers. The Senior Indenture may be modified by the Company and the Senior Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Company and the Senior Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Senior Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall bind such Holder and all future Holders of this Senior Note and of any note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

     8. Obligations of Company. No reference herein to the Senior Indenture and no provision of this Senior Note or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount, if any, and interest on this Senior Note at the time, place, and rate and in the coin or currency herein prescribed.
     9. Denominations, Transfer and Exchange.
          (a) The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Senior Indenture and subject to certain limitations therein set forth, Senior Notes of this series are exchangeable for a like aggregate principal amount of Senior Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.
          (b) As provided in the Senior Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of (and Make-Whole Amount, if any) and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of this series, and of like tenor, of authorized denominations and for the same maturity and aggregate principal amount, shall be issued to the designated transferee or transferees.
          (c) No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Senior Note for registration of transfer, the Company, the Senior Trustee and any agent of the Company or the Senior Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Senior Trustee nor any such agent shall be affected by notice to the contrary.
     10. No Liability of Certain Persons. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Senior Note or the Senior Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Senior Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Senior Note.
     11. Governing Law. The Senior Indenture and this Senior Note shall for all purposes be governed by, and construed in accordance with, the internal laws of the State of New York.

     THE FOLLOWING ABBREVIATIONS SHALL BE CONSTRUED AS THOUGH THE WORDS SET FORTH BELOW OPPOSITE EACH ABBREVIATION WERE WRITTEN OUT IN FULL WHERE SUCH ABBREVIATION APPEARS:

TEN COM TEN ENT JF TEN	- - -	as tenants in common as tenants by the entirety as joint tenants with right of survivorship and not as tenants in common	(Name) CUST (Name) UNIF GIFT MIN ACT (state) —	(Name) as Custodian for (name) under the (State) Uniform Gifts to Minors Act
ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.
To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. number)
and irrevocably appoint         agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:
(Sign exactly as your name appears
on the other side of this Senior Note)

Signature Guarantee:

(Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)
Social Security Number or Taxpayer Identification Number:

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES
     This Certificate relates to $                     principal amount of Senior Notes held in definitive form by                                          (the “Transferor”). The Transferor has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.
     In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW:

(1)	☐	to the Company; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to another available exemption from registration under the Securities Act of 1933.
     Prior to the expiration of the period referred to in Rule 144(k), unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such certifications and other information satisfactory to the Company and the Trustee to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

[INSERT NAME OF TRANSFEROR]

[SIGNATURE GUARANTEE]
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.